UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 15, 2016

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Clinical Practice Weight Loss Data

On December 15, 2016, EnteroMedics Inc. (the “Company”) issued a press release to disclose certain clinical practice weight loss data in patients using the Company’s vBloc Therapy in combination with vBloc Achieve. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Outstanding Share Update

On December 20, 2016, the Company announced that, as of December 16, 2016, there were 167,241,668 shares of the Company’s common stock issued and outstanding, an increase of 27,371,201 shares since December 12, 2016, the last date for which the Company had publically announced its issued and outstanding share count. The increase in the Company’s share count is a result of the conversion or acceleration of outstanding principal and interest amounts of the Company’s outstanding 7.0% senior amortizing convertible notes (the “Notes”) by the holders of the Notes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by EnteroMedics Inc. dated December 15, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Scott P. Youngstrom
Scott P. Youngstrom
Chief Financial Officer and Chief Compliance Officer

Date: December 20, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by EnteroMedics Inc. dated December 15, 2016.